                                                                    Exhibit 10.1

         THIS CONVERTIBLE NOTE AND THE SHARES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE BORROWER,
         THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

                          9% SECURED CONVERTIBLE NOTE

As of July 13, 2001                                                   $5,111,526


          FOR VALUE RECEIVED, THE ASHTON TECHNOLOGY GROUP, INC., a corporation organized under the laws of the State of Delaware (the "Borrower"), hereby promises to pay to the order of RGC INTERNATIONAL INVESTORS, LDC or its registered assigns (the "Holder") the sum of Five Million One Hundred Eleven Thousand Five Hundred Twenty Six Dollars ($5,111,526) (the "Principal Amount") on August 18, 2003 (the "Maturity Date") and to pay interest on the unpaid principal balance hereof at the rate of nine percent (9%) per annum from the date hereof (the "Issue Date") until the same becomes due and payable (which interest shall accrue on a daily basis), whether at maturity or upon conversion, redemption, acceleration or otherwise. Any amount of principal of or interest on this Note which, to the extent not converted by the Holder in accordance with the provisions hereof, is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid. Interest shall be calculated based on a 360-day year and shall commence accruing on the Issue Date and, to the extent not converted by the Holder in accordance with the provisions hereof, shall be payable in arrears at such time as the outstanding principal balance hereof with respect to which such interest has accrued becomes due and payable hereunder. All payments of principal and interest (to the extent not converted by the Holder into shares of the Borrower's common stock, par value $0.01 per share (the "Common Stock"), in accordance with the terms hereof) shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. Except as otherwise expressly provided herein, this Note may not be prepaid by the Borrower. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Exchange Agreement, dated as of July 13, 2001, pursuant to which this Note was originally issued (the "Exchange Agreement"). As used in this

Note, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed. For purposes hereof, the term "Notes" shall be deemed to refer to this Note, all other convertible Notes issued pursuant to the Exchange Agreement and all convertible notes issued in replacement hereof or thereof or otherwise with respect hereto or thereto. All payments shall be made at such address as Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. The Notes are secured by a senior lien on all of the Borrower's intellectual property pursuant to that certain Security Agreement, dated as of July 13, 2001, by and between the Borrower and the Holder (the "Security Agreement").

                                I.  REDEMPTION
                                    ----------

     A.  Mandatory Redemption. If any of the following events (each, a
         --------------------
"Mandatory Redemption Event") shall occur:

        (i) The Borrower fails to pay the Principal Amount or any interest thereon when due on this Note, whether at Maturity, upon acceleration or otherwise;

        (ii) The Borrower fails to issue shares of Common Stock to the holders of Notes upon exercise by the holders of their conversion rights in accordance with the terms of the Notes (for a period of at least sixty (60) days if such failure is solely as a result of the circumstances governed by the second paragraph of Article II.E. below and the Borrower is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), fails to transfer or to cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the holders upon conversion of the Notes as and when required by the Notes or the Registration Rights Agreement, dated as of July 13, 2001, by and between the Borrower and the Holder (the "Registration Rights Agreement"), fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate or any shares of Common Stock issued to the holders of the Notes upon conversion of the Notes as and when required by the Notes, the Securities Exchange Agreement or the Registration Rights Agreement, or fails to fulfill its obligations pursuant to the Security Agreement or Sections 4(c), 4(d), 4(f), 4(g), 4(h), 4(i) or 5 of the Exchange Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations or intends to breach the provisions described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations or to breach the provisions shall not be rescinded in writing) for ten (10) days after the Borrower shall have been notified thereof in writing by any holder of Notes;

         (iii) The Borrower fails to obtain effectiveness with the Securities and Exchange Commission (the "SEC") of the Registration Statement (as defined in the Registration Rights Agreement) required to be filed pursuant to Section 2(a) of the Registration Rights Agreement on or prior to the Registration Deadline (as defined in the Registration Rights Agreement), or fails to obtain the effectiveness of any additional Registration Statement

(required to be filed pursuant to Section 3(b) of the Registration Rights Agreement) within sixty (60) days after the Registration Trigger Date (as defined in the Registration Rights Agreement), or any such Registration Statement, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder (whether by reason of the Borrower's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Borrower's failure to file and obtain effectiveness with the SEC of an additional Registration Statement required to be filed pursuant to Section 3(b) of the Registration Rights Agreement or otherwise) for more than thirty (30) consecutive days or more than sixty (60) days in any twelve (12) month period after such Registration Statement becomes effective;

          (iv) The Borrower or any "significant subsidiary" (as defined in Section 210.1-02(w) of Regulation S-X promulgated under the Securities Act of 1933, as amended (the "1933 Act")) of the Borrower shall make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

          (v) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any "significant subsidiary" (as defined in Section 210.1-02(w) of Regulation S-X promulgated under the 1933 Act) of the Borrower and any such proceeding, to the extent instituted against the Borrower or any "significant subsidiary" of the Borrower, shall continue for a period of twenty (20) days undismissed or undischarged;

          (vi) The Borrower shall fail to maintain the listing of the Common Stock on the Nasdaq SmallCap Market, the Nasdaq National Market ("NNM"), the New York Stock Exchange, the American Stock Exchange or the Over-the-Counter Bulletin Board;

          (vii) The Borrower sells, conveys or disposes of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Borrower);

          (viii) The Borrower effectuates a transaction or a series of related transactions in which more than 50% of the voting power of the Borrower is disposed of or the Borrower merges, consolidates or engages in any other business combination of the Borrower with or into any other individual, corporation, limited liability company, partnership, association, trust or any other entity or organization (each, a "Person" or "Persons") (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Borrower and other than pursuant to a merger in which the Borrower is the surviving or continuing entity and its capital stock is unchanged);

          (ix) the Borrower either (a) fails to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness of the Borrower in excess of $100,000 due to any third party (including, without limitation, any of the Notes), other than payments contested by the Corporation in good faith, or otherwise is in breach or violation of any agreement for monies owed or owing in an amount in excess of $100,000 which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (b) suffers to exist any other default or event of default under any agreement binding the Borrower which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects or financial condition of the Corporation;

          (x) The Borrower breaches any covenant contained in Article III hereof and such breach continues uncured for a period of ten (10) days after written notice thereof to the Borrower from any holder of Notes; or

          (xi) The Borrower fails to obtain the Stockholder Approval (as defined in the Exchange Agreement) on or prior to September 25, 2001;

then, upon the occurrence and during the continuation of any Mandatory Redemption Event specified in subparagraphs (i), (ii), (iii), (vi), (vii),
(viii), (ix) or (x), at the option of the holders of at least 66 2/3% of the then outstanding Principal Amount of Notes exercisable by delivery of written notice (the "Mandatory Redemption Notice") to the Borrower of such Mandatory Redemption Event, or upon the occurrence of any Mandatory Redemption Event specified in subparagraphs (iv) or (v), or effective on April 1, 2002 in the case of the occurrence of a Mandatory Redemption Event specified in subparagraph
(xi), the then outstanding Notes shall become immediately redeemable and the Borrower shall purchase each holder's outstanding Notes for an amount equal to the greater of (1) 105% multiplied by the sum of (a) the then outstanding Principal Amount of the Notes, plus (b) all accrued and unpaid interest thereon for the period beginning on the Issue Date and ending on the date of payment of the Mandatory Redemption Amount (the "Mandatory Redemption Date"), plus (c) all Conversion Default Payments (as defined in Article II.E. below), Delivery Default Payments (as defined in Article II.D. below) and any other amounts owed to such holder pursuant to Section 2(c) of the Registration Rights Agreement, and (2) the "parity value" of the Notes to be redeemed, where parity value means the product of (a) the highest number of shares of Common Stock issuable upon conversion of such Notes in accordance with Article II below (without giving any effect to any limitations on conversions of the Notes contained herein, and treating the Trading Day (as defined in Article II.B.) immediately preceding the Mandatory Redemption Date as the Conversion Date (as defined in Article II.B.(a)) for purposes of determining the lowest applicable Conversion Price (as defined in Article II.B.), unless the Mandatory Redemption Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest Closing Price (as defined below) for the Common Stock during the period beginning on the date of the first occurrence of the Mandatory Redemption Event and ending one day prior to the Mandatory Redemption Date (the greater of such amounts being referred to as the "Mandatory

Redemption Amount"). "Closing Price," as of any date, means the last sale price of the Common Stock on the NNM as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the holders of a majority in Principal Amount of Notes and the Borrower ("Bloomberg") or, if the NNM is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last sale price of such security is available in the over-the-counter market on the electronic bulletin board for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in Principal Amount of Notes being redeemed for which the calculation of the Closing Price is required in order to determine the Conversion Price of such Notes.

     B.  Redemption In Lieu of Conversion.  Notwithstanding anything to the
         --------------------------------
contrary contained in this Article I and subject to the terms of this Article I.B., if the Closing Price of the Common Stock is less than $7.3547 (as adjusted for stock splits, stock dividends and similar events, the "Redemption Threshold") on any day a Notice of Conversion (as defined in Article II below) is given, the Borrower shall have the option, in lieu of issuing shares of Common Stock to the holders upon conversion in accordance with the terms of
Article II below, to redeem all or any portion of the Notes submitted for conversion for an amount in cash equal to (x) the number of shares of Common Stock that would have otherwise been issued upon conversion of the Notes at the applicable Conversion Price, multiplied by (y) the Redemption Market Price (as defined herein) (the "Redemption In Lieu of Conversion Amount"). "Redemption Market Price" shall be equal to the Closing Price of the Common Stock on the Conversion Date. Prior to the first day of each calendar month following the Issue Date, the Borrower shall notify the holders of the Notes as to whether the Borrower will issue shares of Common Stock, deliver cash in redemption or any combination thereof (which combination in terms of the percentage of stock and cash the Borrower shall issue shall be specified in such notice) in respect of any Notes submitted for conversion pursuant to Article II on any Conversion Date during such month on which the Closing Price is below the Redemption Threshold (any such notice which calls for the delivery of cash (in whole or in part), shall be referred to herein as a "Redemption in Lieu of Conversion Notice").
The Borrower will be bound by such notice for the calendar month to which such notice relates (the "Term"). The Borrower may elect to renew such notice within one (1) business day of the first day of the next preceding calendar month. A failure to issue or renew a notice within one (1) business day of the beginning of a calendar month shall be deemed to be an election to issue Common Stock upon conversion of the Notes during the subsequent Term. Any redemption amounts payable hereunder shall be paid to the converting holder within two (2) Trading Days of the Conversion Date.

     C.  Failure to Pay Redemption Amounts.  In the case of a Mandatory
         ---------------------------------
Redemption Event (other than a Mandatory Redemption Event specified in subparagraph (xi) of Article I.A.) or the delivery of a Redemption In Lieu of Conversion Notice, if the Borrower fails to pay the Mandatory Redemption Amount or Redemption In Lieu of Conversion Amount, as applicable, within ten (10) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Notes shall have the right at any time, so long as the Mandatory Redemption Event continues, or at any time after delivery of a Redemption In Lieu of Conversion Notice, to require the Borrower, upon written notice, to immediately issue (in accordance with and subject to the terms of Article II below), in lieu of the Mandatory Redemption Amount or Redemption In Lieu of Conversion Amount, as applicable, the number of shares of Common Stock of the Borrower equal to such applicable redemption amount divided by any Conversion Price, as chosen in the sole discretion of the holder of Notes, in effect from the date of the Mandatory Redemption Event (or the date of delivery of a Redemption In Lieu of Conversion Notice) until the date such holder elects to exercise its rights pursuant to this Article I.C.

                  II.  CONVERSION AT THE OPTION OF THE HOLDER
                        --------------------------------------

     A.  Optional Conversion.  Each holder of Notes may, at its option at
         -------------------
any time and from time to time on or after the earlier of (i) the date on which the Borrower has obtained the Stockholder Approval (as defined in the Exchange Agreement) and (ii) the date upon which the Borrower is no longer restricted by the rules or regulations of the NNM or any other securities exchange or market on which the Common Stock is then listed or traded from issuing shares of Common Stock to the holders of Notes without the approval of the Borrower's stockholders, upon surrender of the Notes, convert any or all of its Notes into Common Stock as set forth below (an "Optional Conversion"). Each Note shall be convertible into such number of fully paid and nonassessable shares of Common Stock as such Common Stock exists on the Issue Date, or any other shares of capital stock or other securities of the Borrower into which such Common Stock is thereafter changed or reclassified, as is determined by dividing (1) the sum of (a) the Principal Amount thereof plus (b) the accrued and unpaid interest thereon for the period beginning on the Issue Date and ending on and including the Conversion Date, by (2) the then effective Conversion Price (as defined below); provided, however, that in no event shall a holder of Notes be entitled
        --------  -------
to convert any such Notes to the extent (but only to the extent) that the sum of
(x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other securities of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of shares of Common Stock issuable upon the conversion of the portion of the Notes with respect to which the determination of this proviso is being made, would result in beneficial ownership by a holder and such holder's affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause
(x) of such proviso.

     B.  Conversion Price.
         ----------------

         (a)  Calculation of Conversion Price.  Subject to subparagraphs (b) and
              -------------------------------
(c) below, the "Conversion Price" shall be the lesser of the Market Price (as defined herein) and the Fixed Conversion Price (as defined herein). The Conversion Price shall be subject to adjustments pursuant to the provisions of
Article II.C. below. "Market Price" shall mean the average of the Closing Bid Prices for any five (5) Trading Days (the "Market Price Days") during the twenty-two (22) consecutive Trading Day period ending one (1) Trading Day prior to the date (the "Conversion Date") the Notice of Conversion (as defined in Article II.D.) is sent by a holder to the Borrower via facsimile (the "Pricing Period"). The Market Price Days shall be designated by the converting holder (from among the days comprising the Pricing Period) in the Notice of Conversion. "Fixed Conversion Price" shall mean $1.00 (subject to adjustment for stock splits, stock dividends and similar events). "Closing Bid Price" means, for any security as of any date, the closing bid price on the NNM as reported by Bloomberg or, if the NNM is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price of such security is available in the over-the-counter market on the electronic bulletin board for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date in the manner provided above, the Closing Bid Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in Principal Amount of the Notes being converted for which the calculation of the Closing Bid Price is required in order to determine the Conversion Price of such Notes. "Trading Day" shall mean any day on which the Common Stock is traded for any period on the NNM, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

     (b)  Conversion Price During Major Announcements.  Notwithstanding
          -------------------------------------------
anything contained in subparagraph (a) of this Paragraph B to the contrary, in the event the Borrower (i) makes a public announcement that it intends to consolidate or merge with any other Person (other than a merger in which the Borrower is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Borrower or (ii) any Person, group or entity (including the Borrower) publicly announces a tender offer to purchase 50% or more of the Borrower's Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal, for each such date, to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in subparagraph (a) of this Article II.B. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this subparagraph (b) has been made, the date upon which the Borrower (in the case of clause (i) above) or the Person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this subparagraph (b) to become operative.

     C.  Adjustments to Conversion Price.  The Conversion Price shall be subject
         -------------------------------
to adjustment from time to time as follows:

         (a)  Adjustment to Conversion Price Due to Stock Split, Stock Dividend,
              ------------------------------------------------------------------
Etc.  If at any time when Notes are outstanding, the number of outstanding
---
shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification, rights offering below the Trading Price (as defined below) to all holders of Common Stock or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Optional Conversion, then the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event. In such event, the Borrower shall notify the transfer agent of such change on or before the effective date thereof. For the purposes of this Article II.C.(a), "Trading Price," which shall be measured as of the record date in respect of the rights offering, means the average of the last reported Closing Prices for the shares of Common Stock for the five (5) consecutive Trading Days immediately preceding such date.

         (b)  Adjustment Due to Merger, Consolidation, Etc.  Subject to Article
              --------------------------------------------
I.A.(vii), (viii) and (ix), if, at any time when Notes are outstanding and prior to the conversion of all Notes, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower (each, a "Change of Control Transaction"), then the holders of Notes shall thereafter have the right to receive upon conversion of the Notes, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the holders of Notes would have been entitled to receive in such transaction had the Notes been converted in full immediately prior to such transaction (without regard to any limitations on conversion contained herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of Notes to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Notes) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion of Notes. The Borrower shall not effect any transaction described in this subsection (b) unless (a) it first gives, to the extent practical, thirty (30) days' prior written notice (but in any event at least fifteen (15) business days prior written notice) of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the holders of Notes shall be entitled to convert the Notes) and (b) the resulting successor or acquiring entity (if not the Borrower) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Change of Control Transaction, assumes by written instrument the obligations of this Note including this
Article II.C.(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

          (c)  Adjustment Due to Distribution.  If the Borrower shall declare or
               ------------------------------
make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the holders of Notes shall be entitled, upon any conversion of Notes after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

          (d)  Purchase Rights.  If at any time when any Notes are outstanding,
               ---------------
the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the holders of Notes will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Notes (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (e)  Adjustment for Restricted Periods.  In the event that (i) the
               ---------------------------------
Borrower fails to obtain effectiveness with the SEC of any Registration Statement (as defined in the Registration Rights Agreement) required to be filed pursuant to the Registration Rights Agreement on or prior to the date on which such Registration Statement is required to become effective pursuant to the terms of the Registration Rights Agreement, or (ii) any such Registration Statement after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement) lapses in effect, or sales of all the Registrable Securities otherwise cannot be made thereunder, whether by reason of the Borrower's failure or inability to amend or supplement the prospectus (the "Prospectus") included therein in accordance with the Registration Rights Agreement or otherwise, after such Registration Statement becomes effective (including, without limitation, during an Allowed Delay (as defined in Section 3(f) of the Registration Rights Agreement)), then, at the election of each holder of

Notes, the Pricing Period shall be comprised of, (x) in the case of an event described in clause (i), the twenty-two (22) Trading Days preceding the date on which such Registration Statement is required to become effective pursuant to the terms of the Registration Rights Agreement, plus all Trading Days through and including the third (3rd) Trading Day following the date of actual effectiveness of such Registration Statement; and (y) in the case of an event described in clause (ii), the twenty-two (22) Trading Days preceding the date on which the holder of the Notes is first notified that sales may not be made under the Prospectus, plus all Trading Days through and including the third (3rd) Trading Day following the date on which the Holder is first notified that such sales may again be made under the Prospectus. If a holder of Notes determines that sales may not be made pursuant to the Prospectus (whether by reason of the Borrower's failure or inability to amend or supplement the Prospectus or otherwise) it shall so notify the Borrower in writing and, unless the Borrower provides such holder with a written opinion of the Borrower's counsel to the contrary, such determination shall be binding for purposes of this paragraph.

     D.  Mechanics of Conversion.  In order to convert Notes into full shares
         -----------------------
of Common Stock, a holder of Notes shall: (i) submit a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A ("Notice of Conversion") to the Borrower by facsimile dispatched prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date specified therein as the Conversion Date (or by other means resulting in, or reasonably expected to result in, notice to the Borrower on the Conversion Date) to the office of the Borrower or its designated transfer agent, which notice shall specify the Principal Amount of Notes to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the first page of each Note to be converted); and (ii) subject to subparagraph (a) below, surrender the original Note being converted, duly endorsed, along with a copy of the Notice of Conversion to the office of the Borrower or the transfer agent as soon as practicable thereafter. In the case of a dispute as to the calculation of the Conversion Price, the Borrower shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (b) below. The Borrower shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Borrower and the holder of the results no later than 48 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

          (a) Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid Principal Amount of this Note is so converted. Holder and the Borrower shall maintain records showing the Principal Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, Holder may not transfer this Note unless Holder physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as Holder may request, representing in the aggregate the remaining unpaid principal amount of this Note. Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

          (b)  Lost or Stolen Certificates.  Upon receipt by the Borrower of
               ---------------------------
evidence of the loss, theft, destruction or mutilation of any Note, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Borrower, and upon surrender and cancellation of the Note, if mutilated, the Borrower shall execute and deliver new Note Certificates of like tenor and date.

          (c)  Delivery of Common Stock Upon Conversion.  Upon the submission of
               ----------------------------------------
a Notice of Conversion, the Borrower shall issue and, within three (3) business days after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (a) above) (the "Delivery Period"), deliver (or cause its transfer agent to so issue and deliver) in accordance with the terms hereof and the Exchange Agreement (including, without limitation, in accordance with the requirements of Section 2(g) of the Exchange Agreement) to or upon the order of the holder (i) that number of shares of Common Stock for the portion of the Principal Amount and interest of Notes converted as shall be determined in accordance herewith and (ii) if applicable, a replacement Note representing the balance of the Principal Amount of Notes not converted, if any. In addition to any other remedies available to the holder, including actual damages and/or equitable relief, the Borrower shall pay to a holder $2,000 per day in cash for each day beyond a three (3) day grace period following the Delivery Period that the Borrower fails to deliver Common Stock (a "Delivery Default") issuable upon conversion of Notes pursuant to a Notice of Conversion until such time as the Borrower has delivered all such Common Stock (the "Delivery Default Payments"). Such Delivery Default Payments shall be paid to such holder by the fifth day of the month following the month in which it has accrued or, at the option of the holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be convertible into Common Stock in accordance with the terms of this Article II.

          In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder and its compliance with the provisions contained in Article II.A. and in this Article II.D., the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

          (d)  No Fractional Shares.  If any conversion of Notes would result in
               ---------------------
a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion of the Notes shall be the next higher number of shares.

         (e)  Conversion Date.  The "Conversion Date" shall be the date
              ---------------
specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower or its transfer agent before Midnight, New York City time, on the date so specified, otherwise the Conversion Date shall be the first business day after the date so specified on which the Notice of Conversion is actually received by the Borrower or its transfer agent. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the Notes (or portions thereof) surrendered shall forthwith terminate except the rights set forth in Article V.I.

     E.  Reservation of Shares.  A number of shares of the authorized but
         ---------------------
unissued Common Stock sufficient to provide for the conversion of the Notes outstanding (based on the lesser of the then current Market Price and the Fixed Conversion Price) shall at all times be reserved by the Borrower, free from preemptive rights, for such conversion or exercise. As of the date of issuance of the Notes, 12,000,000 authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of the Notes (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Borrower's obligations pursuant to Section 4(f) of the Exchange Agreement. In addition, if the Borrower shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which Notes shall be convertible, the Borrower shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes.

         If at any time a holder of Notes submits a Notice of Conversion, and the Borrower does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article II (a "Conversion Default"), the Borrower shall issue to the holder all of the shares of Common Stock which are available to effect such conversion. The Principal Amount and accrued and unpaid interest thereon included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Borrower to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date elected by the holder in respect thereof. The Borrower shall use its best efforts to effect an increase in the authorized number of shares of Common Stock as soon as possible following the earlier of (i) such time that a holder of Notes notifies the Borrower or that the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default. In addition, the Borrower shall pay to the holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (a) .24, multiplied by (b) the sum of the Principal Amount and accrued and unpaid interest thereon held by such holder through the Authorization Date (as defined below), multiplied by (c) (N/365), where N = the number of days from the day the holder submits a Notice of Conversion giving rise to a Conversion Default (the "Conversion Default Date") to the date (the "Authorization Date") that the Borrower authorizes a sufficient number of shares of Common Stock to effect conversion of the full Principal Amount and accrued and unpaid interest thereon. The Borrower shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of holder's accrued Conversion Default Payments. The accrued Conversion Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock at the applicable Conversion Price, at the holder's option, as follows:

          (a) In the event the holder elects to take such payment in cash, cash payment shall be made to holder by the fifth (5th) day of the month following the month in which it has accrued; and

          (b) In the event the holder elects to take such payment in Common Stock, the holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth (5th) day of the month following the month in which it has accrued in accordance with the terms of this Article II (so long as there is then a sufficient number of authorized shares of Common Stock).

     The holder's election shall be made in writing to the Borrower at any time prior to 9:00 p.m, New York City Time, on the third (3rd) day of the month following the month in which Conversion Default payments have accrued. If no election is made, the holder shall be deemed to have elected to receive cash. Nothing herein shall limit the holder's right to pursue actual damages (to the extent in excess of the Conversion Default Payments) for the Borrower's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

     F.  Notice of Conversion Price Adjustments.  Upon the occurrence of
         --------------------------------------
each adjustment or readjustment of the Conversion Price pursuant to this Article II, the Borrower, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Notes a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of any holder of Notes, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Notes.

                            III.  CERTAIN COVENANTS
                                  -----------------

     A.   Distributions on Capital Stock. So long as any Notes remain
          ------------------------------
outstanding, the Borrower shall not, without the written consent of the holders of at least 66 2/3% of the then outstanding Principal Amount of the Notes (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash or property but excluding other securities) on shares of capital stock or (b) directly or indirectly through any subsidiary make any other payment or distribution in respect of its capital stock.

     B.   Restriction on Stock Repurchases. So long as any Notes remain
          --------------------------------
outstanding, the Borrower shall not, without the written consent of the holders of at least 66 2/3% of the then outstanding Principal Amount of the Notes, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares; provided however, that the Borrower may repurchase shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares of capital stock from former employees of the Borrower pursuant to repurchase rights included in a restricted stock purchase plan for such employees so long as (i) such plan was approved by a majority of the independent directors of the Board of Directors of the Borrower, (ii) such shares were purchased pursuant to such plan, (iii) the purchase price paid by the employees to acquire the shares was at least equal to the market value of such shares on the date of such purchase, and (iv) the Borrower repurchases such shares for no more than the purchase price paid by such employee.

     C.   Borrowings. So long as any Notes remain outstanding, the Borrower
          ----------
shall not, without the written consent of the holders of at least 66 2/3% of the then outstanding Principal Amount of the Notes, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowing in existence or committed on the date hereof and of which the Borrower has informed Holder in writing prior to the date hereof, (b) indebtedness to trade creditors incurred in the ordinary course of business, and (c) borrowings, the proceeds of which shall be used to repay this Note.

     D.   Sale of Assets. So long as any Notes remain outstanding, the Borrower
          --------------
shall not, without the written consent of the holders of at least 66 2/3% of the then outstanding Principal Amount of the Notes, sell, lease or otherwise dispose of any of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specific use of the proceeds of disposition.

     E.   Advances and Loans. So long as any Notes remain outstanding, the
          ------------------
Borrower shall not, without the written consent of the holders of at least 66 2/3% of the then outstanding Principal Amount of the Notes, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, and (b) made in the ordinary course of business.

     F.   Contingent Liabilities. So long as any Notes remain outstanding, the
          ----------------------
Borrower shall not, without the written consent of the holders of at least 66 2/3% of the then outstanding Principal Amount of the Notes, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, and (b) similar transactions in the ordinary course of business.

                         IV.  [INTENTIONALLY OMITTED].
                               ---------------------

                              V.  MISCELLANEOUS
                                  -------------

     A.   Failure or Indulgence Not Waiver. No failure or delay on the part of
          --------------------------------
Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     B.   Notices. Any notices required or permitted to be given under the terms
          -------
of this Note shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

          If to the Borrower:

                          The Ashton Technology Group, Inc.
                          1835 Market Street
                          Suite 420
                          Philadelphia, Pennsylvania 19103
                          Attention: President
                          Facsimile: (215) 789-3397

                    With copy to:

                          Morgan, Lewis & Bockius, LLP
                          1701 Market Street
                          Philadelphia, Pennsylvania 19103
                          Attention: Gary Arlen Smith, Esquire
                          Facsimile: (215) 563-5299

     If to Holder, to the address set forth immediately below Holder's name on the signature pages to the Exchange Agreement or such other address as is communicated to the Borrower by notice by Holder in accordance with the terms hereof.

                    With copy to:

                          Klehr, Harrison, Harvey, Branzburg & Ellers LLP 260 South Broad Street
                          Philadelphia, Pennsylvania  19102
                          Attention: Barry Siegel, Esquire
                          Facsimile: (215) 568-6603

     C.   Amendment Provision. The Notes may be amended only by an instrument in
          -------------------
writing signed by the Borrower and the holders of at least 66 2/3% of the then outstanding Principal Amount of the Notes.

     D.   Assignability. This Note shall be binding upon the Borrower and its
          -------------
successors and assigns and shall inure to the benefit of Holder and its successors and assigns. In the event Holder shall sell or otherwise transfer any portion of this Note, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the total principal amount of Notes then held by such holders.

     E.   Cost of Collection. If default is made in the payment of this Note,
          ------------------
the Borrower shall pay Holder costs of collection, including reasonable attorneys' fees.

     F.   Governing Law. This Note shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware (without regard to principles of conflict of laws). The Borrower and Holder irrevocably consent to the exclusive jurisdiction of the United States federal courts and state courts located in Delaware in any suit or proceeding based on or arising under this Note, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Borrower and Holder irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Borrower and Holder further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect Holder's right to serve process in any other manner permitted by law. The Borrower and Holder agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     G.   Denominations. At the request of Holder, upon surrender of this Note,
          -------------
the Borrower shall promptly issue new Notes in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $25,000 as Holder shall request.

     H.   Payment of Cash; Defaults. Whenever the Borrower is required to make
          -------------------------
any cash payment to Holder under this Note (as a Conversion Default Payment or otherwise but not including payments of principal and interest hereunder), such cash payment shall be made to Holder within five Trading Days after delivery by Holder of a notice specifying that Holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made and appropriate delivery instructions, including any necessary wire transfer instructions. If such payment is not delivered within such five-Trading Day period, Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to 24%.

     I.   Status as Noteholder. Upon submission of a Notice of Conversion by
          --------------------
Holder, the principal amount of this Note and the interest thereon converted thereby (other than any portion of this Note, if any, which cannot be converted because the conversion would exceed such holder's allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock as of the Conversion Date and the Holder's rights as a holder of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of Notes for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) then the portion of the principal amount and interest thereon subject to such conversion shall be deemed outstanding under this Note and the Borrower shall, as soon as practicable, return this Note to the Holder. In all cases, Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Delivery Default Payments pursuant to Article II.D to the extent required thereby for such Delivery Default and any subsequent Delivery Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Article II.E.) for the Borrower's failure to convert this Note.

     J.   Pro Rata Allocations. The Reserved Amount (including any increases
          --------------------
thereto) shall be allocated by the Borrower pro rata among the holders of the Notes based on the total principal amount of Notes originally issued to each holder. Each increase to the Reserved Amount shall be allocated pro rata among the holders of the Notes based on the total principal amount of Notes held by each holder at the time of the increase in the Reserved Amount. In the event a holder shall sell or otherwise transfer any of such holder's shares of the Notes, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any the Notes shall be allocated to the remaining holders of shares of the Notes, pro rata based on the total principal amount of Notes held by such holders.

     K.   Remedies Cumulative. The remedies provided in this Note shall be
          -------------------
cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance giving rise to such remedy and nothing herein shall limit Holder's right to pursue actual damages for any failure by the Borrower to comply with the terms of this Note. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Holder and that the remedy at law for any such breach may be inadequate. The Borrower therefore agrees, in the event of any such breach or threatened breach, Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Note is executed on behalf of the Borrower this 13 day of July, 2001.
                                            THE ASHTON TECHNOLOGY GROUP, INC.



                                            By:   /s/ Arthur J. Bacci
                                                  ---------------------------
                                                  Arthur J. Bacci
                                                  President

                                                                       EXHIBIT A

                             NOTICE OF CONVERSION

                   (To be Executed by the Registered Holder
                        in order to Convert the Notes)

     The undersigned hereby irrevocably elects to convert $________ principal amount of the Note (defined below) into shares of common stock, par value $0.01 per share ("Common Stock"), of The Ashton Technology Group, Inc., a Delaware corporation (the "Borrower") according to the terms and conditions of the 9% Secured Convertible Notes of the Borrower dated as of July __, 2001 (the "Notes"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

     The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

     Name of DTC Prime Broker:___________________________________________
     Account Number:_____________________________________________________

[_] In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

     Name:_______________________________________________________________
     Address:____________________________________________________________

     The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Notes shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

     Date of Conversion:___________________________
     Conversion Price:_____________________________
     Number of Shares of Common Stock to be Issued
     Pursuant to (i) Conversion of the Notes:______________ and (ii) Conversion of Conversion Default Payments, Delivery Default Payments any payments pursuant to Section 2(c) of the
     Registration Rights Agreement:________________
     Signature:____________________________________
     Name:_________________________________________
     Address:______________________________________
     ______________________________________________

     *Subject to Article II.D. of the Note(s), the Borrower is not required to issue shares of Common Stock until the original Notes(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Borrower or its transfer agent. The Borrower shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Note(s) to be converted, and shall make payments pursuant to the Notes for the number of business days such issuance and delivery is late.

                                      A-1